Exhibit 10.2
Schedule of Grants Made Under Form of 2010-2012 Performance Share Agreement

Name	Title	Target Shares
Christopher O’Donnell	President and Chief Executive Officer	58,100

Diana Purcel	Chief Financial Officer and Secretary	34,500